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                                                                    Exhibit 4.15
                                                                  EXECUTION COPY

                                FIRST AMENDMENT
                                       TO
                         RECEIVABLES PURCHASE AGREEMENT

          THIS FIRST AMENDMENT, dated as of May 12, 2000 (this "Amendment"), to
                                                                ---------
the Receivables Purchase Agreement dated as of May 14, 1999 (as in effect on the date hereof, the "Receivables Purchase Agreement"), among AMERISOURCE
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RECEIVABLES FINANCIAL CORPORATION, a Delaware corporation (the "Seller"),
                                                                ------
AMERISOURCE CORPORATION, a Delaware corporation (in its capacity as the servicer, the "Servicer" and in its individual capacity, "AmeriSource"),
               --------                                   -----------
AMERISOURCE HEALTH CORPORATION, a Delaware corporation (the "Guarantor"),
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DELAWARE FUNDING CORPORATION, a Delaware corporation (with its successors and assigns, the "Buyer") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a trust
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company organized under the laws of the State of New York (with its successors and assigns, the "Administrative Agent") for the Owners (as defined in the
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Receivables Purchase Agreement), is by and among the parties listed above.
Unless otherwise defined in this Amendment, capitalized terms shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

                                R E C I T A L S
                                - - - - - - - -

          WHEREAS, the parties to the Receivables Purchase Agreement wish to make certain amendments as set forth herein, to the Receivables Purchase Agreement.

          NOW THEREFORE, in consideration of the premises and mutual convenants contained herein, and for good and sufficient consideration, the parties hereto, intending to be legally bound, do hereby agree as follows:

   SECTION 1.  Amendments to Section 1.01 of the Receivables Purchase
               Agreement.
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The definitions of "Asset Purchase Agreement" and "Maximum Net Investment" are
hereby deleted and replaced, respectively, with the following:

              "Asset Purchase Agreement" shall mean the Amended and Restated
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              Asset Purchase Agreement, dated as of July 15, 1999, among the
              Buyer, the Administrative Agent and each of the APA Purchasers from time to time signatory thereto, as the same may from time to time be amended, supplemented or otherwise modified.

              "Maximum Net Investment" shall mean $400,000,000, unless otherwise
               ----------------------
              increased with the consent of the Buyer or reduced as provided in
              Section 2.11(a) hereof; provided, however, that at all times on
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              and after the Expiration Date, the "Maximum Net Investment" shall
                                                  ----------------------
              mean the Net Investment.
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   SECTION 2. Amendment to Section 6.03(m) of the Receivables Purchase
              --------------------------------------------------------
Agreement.  Section 6.03(m) of the Receivables Purchase Agreement is hereby
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amended by deleting the word "Seller" therein and replacing it with the word
"Servicer."

   SECTION 3. Amendment to Section 9.06 of the Receivables Purchase Agreement.
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The third sentence of Section 9.06 of the Receivables Purchase Agreement is
hereby deleted and replaced with the following:

          Any such amendment, waiver or consent must be in writing and shall be effective only to the extent specifically set forth in such writing.

   SECTION 4. Guarantor Acknowledgment, Consent and Ratification.  By its
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signature hereto, the Guarantor expressly (i) acknowledges, consents and agrees to all of the terms, conditions and provisions of this Amendment, and (ii) ratifies and confirms that, after giving effect to this Amendment, (A) all of the Guarantor's obligations under or in connection with Article IV-A of the Receivable Purchase Agreement remain in full force and effect and (B) each reference in Article IV-A of the Receivables Purchase Agreement to the "Purchase Documents" (including, without limitation, in the definition of "Guaranteed Obligations") shall mean and be a reference to the "Purchase Documents" after giving effect to this Amendment to the Receivables Purchase Agreement.

   SECTION 5. Notice of Relocation of Chief Executive Offices.  (i)  Each of
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the Seller and the Servicer, pursuant to Section 6.01(j) and Section 6.03(j), respectively, of the Receivables Purchase Agreement, hereby notifies the Administrative Agent that on or after June 16, 2000, it intends to relocate its Chief Executive Office. From and after the date of such relocation, the notice information set forth on the signature pages to the Receivables Purchase Agreement for each of the Seller and the Servicer shall be:

               1300 Morris Drive
               Chesterbrook, PA 19087
               Attention:   John Aberant
               Tel. No.:  (610) 727-7000
               Fax:    (610) 727-3600

          (ii) The Administrative Agent hereby acknowledges receipt of the notice contained in preceding clause (i) and hereby confirms that no further prior written notice shall be required in connection with the relocation of the Seller's and/or the Servicer's Chief Executive Office to the above-specified address.

   SECTION 6. Receivables Purchase Agreement in Full Force and Effect as
              ----------------------------------------------------------
Amended.  Except as specifically stated herein, all of the terms and conditions
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of the Receivables Purchase Agreement shall remain in full force and effect.
All references to the Receivables Purchase Agreement in any Purchase Document or any other document or instrument shall be deemed to mean the Receivables Purchase Agreement, as amended by this Amendment. This Amendment shall not constitute a novation of the Receivables Purchase Agreement, but shall constitute an amendment thereto. The parties hereto agree to be bound by the terms and obligations of the

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Receivables Purchase Agreement, as amended by this Amendment, as though the terms and obligations of the Receivables Purchase Agreement were set forth herein.

   SECTION 7. Effectiveness.  This Amendment shall become effective as of the
              -------------
date hereof, upon receipt by the Administrative Agent of:

        (a)  an executed counterpart of this Amendment from each party hereto;

        (b) A copy of the resolutions of the Board of Directors of each of the Seller, the Servicer and the Guarantor certified as of the date hereof by such Person's secretary or assistant secretary (i) authorizing the execution, delivery and performance of this Amendment and the other documents to be delivered by such Person hereunder and approving the transactions contemplated hereby and (ii) certifying that there have been no modifications or amendments to the Certificate of Incorporation or Bylaws of such Person since May 14, 1999;

        (c) (i) Originals of such financing statements (Form UCC-1), in form and substance satisfactory to the Administrative Agent and otherwise in proper form for filing, duly executed by C.D. Smith Healthcare, Inc., ("C.D. Smith") as
                                                                 ----------
transferor (debtor), AmeriSource, as transferee (secured party) and the Seller, as assignee, to be filed with the State of Missouri, Buchanan County, Missouri, the State of Pennsylvania, Chester County, Pennsylvania and the State of Delaware;
            (ii) Originals of such financing statements (Form UCC-1), in form and substance satisfactory to the Administrative Agent and otherwise in proper form for filing, duly executed James Brudnick Company, Inc., ("JBC") as
                                                               ---
transferor (debtor), AmeriSource as transferee (secured party) and the Seller, as assignee, to be filed with the State of Massachusetts, the Town Clerk of Malden, Massachusetts, the State of Pennsylvania, Chester County, Pennsylvania and the State of Delaware;

            (iii) Originals of a financing statement (Form UCC-1), in form and substance satisfactory to the Administrative Agent and otherwise in proper form for filing, duly executed by AmeriSource, as transferor (debtor) and the Seller, as transferee (secured party), to be filed in Chester County, Pennsylvania.

            (iv) Originals of a financing statement (Form UCC-1), in form and substance satisfactory to the Administrative Agent and otherwise in proper form for filing, duly executed by the Seller, as transferor (debtor) and the Administrative Agent (for the benefit of the Owners), as transferee (secured party), to be filed in Chester County, Pennsylvania;

            (v) Originals of such financing statements (Form UCC-3), in form and substance satisfactory to the Administrative Agent and otherwise in proper form for filing, duly executed by AmeriSource, as transferor (debtor) and the Seller, as transferee (secured party), to be filed with the State of Pennsylvania, Chester County, Pennsylvania and the State of Delaware in connection with the addition of CD Smith and JBC as new originators;

            (vi) Originals of such financing statements (Form UCC-3), in form and substance satisfactory to the Administrative Agent and otherwise in proper form for filing, duly executed by the Seller, as transferor (debtor) and the Administrative Agent (for the benefit of the Owners),

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as transferee (secured party), to be filed with the State of Pennsylvania,
Chester County, Pennsylvania and the State of Delaware in connection with the addition of CD Smith and JBC as new originators; and

            (vii) Originals of such financing statements (Form UCC-3), in form and substance satisfactory to the Administrative Agent and otherwise in proper form for filing, duly executed, respectively, by CD Smith, JBC, AmeriSource and the Seller, in each case, as transferor (debtor) and by the appropriate Person, as transferee (secured party), to be filed, in each case, with the State of Pennsylvania, Chester County, Pennsylvania and the State of Delaware in connection with the relocation of the Chief Executive Office of each of CD Smith, JBC, AmeriSource and the Seller;

        (d) An officer's certificate of each of the Seller, the Servicer and the Guarantor dated the date hereof, executed by a Responsible Officer of each such Person, certifying (as applicable) that (x) the representations and warranties contained in Section 4.03A, 5.01, 5.02 and 5.03 of the Receivables Purchase Agreement are true and correct as if such representations and warranties were made as of the date hereof, both before and after giving effect to this Amendment, (y) no Termination Event or Potential Termination Event exists as of the date hereof, both before and after giving effect to this Amendment, and (z) no financing statement naming such Person, as Debtor, and covering the Receivables has been filed against such Person (except, (A) in the case of the Servicer, certain financing statements covering the Receivables have been filed by (i) Bank of America, N.A., all of which Receivables have been (and will continue to be) released from such financing statements pursuant to the Intercreditor Agreement) and (ii) the Seller, in its capacity as the buyer, under the Purchase Agreement and (B) in the case of the Seller, certain financing statements covering the Receivables have been filed by the Administrative Agent (for the benefit of the Owners));

        (e) Copies of proper financing statements (Form UCC-3), if any, necessary under the laws of all appropriate jurisdictions to release all security interests and other rights of any Person in Receivables previously granted by the Seller, AmeriSource or any Affiliate thereof;

        (f) An executed copy of the Third Amendment and Consent dated as of the date hereof to the Asset Purchase Agreement; and

        (g) Such other documents as the Buyer or the Administrative Agent shall reasonably request.

   SECTION 8. Counterparts.  This Amendment may be executed in any number of
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counterparts and by separate parties hereto on separate counterparts (including by way of facsimile transmission), each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

    SECTION 9. Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED
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IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above set forth.

                              DELAWARE FUNDING CORPORATION

                              By: Morgan Guaranty Trust Company of New York, as attorney-in-fact for Delaware Funding Corporation

                              By  /s/ Janine D. Marsini
                                 _______________________________________
                                 Name:  Janine D. Marsini
                                 Title: Vice President

                              MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent

                              By  /s/ Janine D. Marsini
                                 _______________________________________
                                 Name:  Janine D. Marsini
                                 Title: Vice President

                              AMERISOURCE RECEIVABLES FINANCIAL CORPORATION, as Seller

                              By  /s/ John A. Aberant
                                 _______________________________________
                                 Name:  John A. Aberant
                                 Title: VP, Treasurer

                              AMERISOURCE CORPORATION,
                              as Servicer

                              By  /s/ John A. Aberant
                                 _______________________________________
                                 Name:  John A. Aberant
                                 Title: VP, Treasurer

                              AMERISOURCE HEALTH CORPORATION,
                              as Guarantor

                              By  /s/ John A. Aberant
                                 _______________________________________
                                 Name:  John A. Aberant
                                 Title: VP, Treasurer